Exhibit 99.1

Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 24th day of May, 2013, by and among Charles El-Moussa, an individual residing at Three Sugar Creek Center, Suite100, Sugar Land, Texas 77478 (“El-Moussa”) and Six Capital Limited, a Seychelles company (“Six Capital”, together with El-Moussa, each a “Seller” and collectively, the “Sellers”) and each of the parties listed as Buyers on Schedule A hereto and signatory hereto (each, a “Buyers” and collectively, the “Buyers”).

W I T N E S S E T H:

WHEREAS, Sellers own, in the aggregate, 10,778,081 shares (in the amounts appearing next to each Seller’s name on Schedule A hereto, the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Upstream Biosciences Inc., a Nevada corporation (the “Company”), which Shares represent 90% of all of the issued and outstanding Common Stock; and

WHEREAS, Sellers desire to sell, transfer and convey the Shares to each Buyer (in the amounts set forth next to such Buyer’s name on Schedule A hereto), and Buyers desire to buy such Shares in such amounts, in each case on the terms and subject to the conditions set forth herein (the “Transaction”).

NOW, THEREFORE, in consideration of the agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Sale of the Shares.  Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers agree to sell, transfer and convey the Shares to the Buyers, and the Buyers agree to purchase the Shares from the Sellers, for an aggregate purchase price of $175,000 (the “Purchase Price”).  The Shares shall be purchased and sold in the amounts set forth on Schedule A hereto.

2.   Closing.

(a)   The purchase and sale of the Shares shall take place at a closing (the “Closing”), to be held within 10 days following the completion of Buyers’ due diligence investigation of the Shares, the Company and the business and operations of the Company, including legal and accounting matters, but in any case, no later than May 31, 2013, at such place as shall be determined by the Buyers and the Sellers.  The date on which the Closing occurs is herein referred to as the “Closing Date.”  The Closing may be undertaken remotely by exchange of electronic documents (other than certificates for the Shares).

(b)   At the Closing:

(i)   The Sellers shall cause to be delivered to the Buyers, a certificate or certificates representing the aggregate number of Shares purchased by the Buyers, duly endorsed and accompanied by customary instruments of transfer.

(ii)   The Buyers shall have paid to the Sellers the Purchase Price for the Shares by wire transfer of immediately available funds.

(c)   At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the Transaction.

(d)   All representations, covenants and warranties of the Buyers and Sellers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3.   Representations and Warranties of Sellers regarding the Shares and this Agreement. Sellers severally represent and warrant to the Buyers that:

(a)   Sellers have good and valid title to the Shares, free and clear of all mortgages, pledges, liens, security interests, conditional sale agreements, charges, encumbrances and restrictions.

(b)   The execution, delivery and performance by Sellers of this Agreement is within the Sellers’ legal right, power and capacity, and does not and will not contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order decree or other instrument to which any Seller is a party or by which any Seller or any of its properties are bound.

(c)   The Shares are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of any applicable foreign, federal or state securities laws or the Company’s articles of incorporation or bylaws.

(d)   The Sellers have authorized the execution and delivery of the Agreement hereby and have approved the Transaction.

(e)   The execution of this Agreement and the consummation of the Transaction will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Sellers are a party or to which any of their properties or operations are subject.

4.   Representations and Warranties of El-Moussa regarding the Company.  El-Moussa represents and warrants to Buyers that , to the best of his knowledge, the following statements regarding the Company are true and accurate as of the date hereof:

(a)   The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly qualified and in good standing under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in each jurisdiction in which the business it is conducting makes such qualification necessary in all material respects as it is now being conducted.

(b)   The Company’s authorized capitalization consists of 100,000,000 shares of Common Stock, of which 11,975,645 shares are issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.001 per share, of which zero shares are issued and outstanding.  All issued and outstanding shares of Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of any preemptive or other rights of any person or entity.  There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights, or (iii) subscriptions or other rights, agreements, arrangements, or commitments of any character, relating to the issued or unissued Common Stock of, or other equity interests in, the Company or obligating the Company to issue, transfer, deliver or sell any options or Common Stock of, or other equity interest in, the Company or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such equity interest.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Common Stock, capital stock of, or other equity interests in, the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

(c)   There are not, as of the date hereof, and there will not be at the Closing Date any registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding, to which the Company is a party or by which it is bound with respect to any equity security of any class of the Company, and there are no agreements to which the Company is a party, or which the Company has knowledge of, which conflicts with this Agreement or the Transaction or otherwise prohibits the consummation of the Transaction.

(d)   Except as set forth on the Company’s SEC Reports (hereinafter defined), the Company does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other entity.

(e)   The Company has filed all forms, reports, schedules, statements and other documents required to be filed or furnished to the SEC under the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), together with any amendments, restatements or supplements thereto. The reports, registration statements and definitive proxy statements filed by the Company with the SEC (the “SEC Reports”): (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed with the SEC (except to the extent that information contained in any SEC Report has been revised or superseded by a later filed SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  All certifications and statements of the Company required by (i) Rules 13a-14 or 15d-14 under the Exchange Act, or (ii) 18 U.S.C. §1350 (Section 906) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any SEC Report are each true and correct.

(f)   Each set of financial statements (including, in each case, any related notes thereto) contained in the SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each in all material respects accurately reflects the Company’s books and records as of the times and for the periods referenced to therein and fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a material adverse effect.

(g)   There are no liabilities of the Company or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities adequately reflected or reserved in the Company’s financial statements contained in the SEC Reports.

(h)   The Company has filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial. The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.

(i)   All of the books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable laws and standard industry practices with regard to the maintenance of such books and records.  The records, systems, controls, data and information of the Company and its subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its accountants (including all means of access thereto and therefrom).

(j)   None of the Company or any of its subsidiaries has: (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.

(k)   No broker, investment banker, or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Company or El-Moussa.

(l)   None of the Company or any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)   The Company is not, and is not an affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)   All disclosure provided to Buyers regarding the Company, its business and the Transaction, furnished by or on behalf of El-Moussa (including El-Moussa’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(o)   Since the date of the most recent balance sheet included in the SEC Reports:

(i)   the Company has been operated in the ordinary course of business as was operated in the past with no extraordinary actions or transactions.

(ii)   there has not been: (A) any material adverse change in the business, operations, properties, assets or condition of the Company or (B) any damage, destruction or loss to the Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of the Company;

(iii)   the Company has not: (A) amended its certificate of incorporation or bylaws except as required by this Agreement; (B) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (C) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (D) made any material change in its method of management, operation, or accounting; (E) entered into any transactions or agreements of any kind or nature outside the ordinary course of business; (F) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (G) borrowed any money from El-Moussa; or (H) made any material change to a material contract by which the Company or any of  its assets is bound;

(iv)   the Company has not: (A) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (B) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (C) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the Transaction; (D) sold or transferred, or agreed to sell or transfer any of its assets, properties or rights or canceled, or agreed to cancel, any debts or claims; or (E) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(v)   The Company did not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company as described in its financial statements.

(p)   There are no actions, suits, orders, proceedings or investigations pending or, to the knowledge of the Company threatened by or against the Company or affecting the party or its properties, at law or in equity, before any court or other governmental authority or instrumentality, domestic or foreign, or before any arbitrator of any kind.  The Company has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental authority or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

(q)   As of the date hereof, the Company is not a party to and has no obligation to perform (absolute or contingent) under any oral or written: (i) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (ii) agreement, contract, commitment or indenture relating to the borrowing of money, (iii) guaranty of any obligation; (iv) collective bargaining agreement; or (v) agreement with any present or former officer or director of the Company.

(r)   The Company is in compliance with all laws applicable to it and the conduct of its business as currently conducted.  The Company is not in conflict with, or in default or violation of, nor has it received any notice of any conflict with, or default or violation of: (i) any applicable law by which the Company or any of its property or assets is bound or affected, or (ii) any agreement to which the Company was a party or by which the Company or any property, asset or right of the Company was bound or affected, except, in each case, for any such conflicts, defaults or violations that would not reasonably be expected to have a material adverse effect.

(s)   The Common Stock is listed for quotation on the Over-The-Counter Bulletin Board under the symbol of UPBS.  The Common Stock is eligible for the book-entry delivery and depository services provided by The Depository Trust Company.

(t)   Except as disclosed in the SEC Reports, the Company has no employees, officers, directors, agents or consultants.  The Company maintains no employee benefit plans or programs of any kind or nature except for its 2007 Stock Option Plan which currently has zero options outstanding.

5.   Representations and Warranties of Buyers.  Each Buyer, severally and not jointly, represents to the Sellers that:

(a)   The Shares are being acquired for Buyer’s own account, not as nominee or agent, for investment purposes only and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or any other law, rule or regulation, foreign or domestic.  Such Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any other law, rule or regulation, foreign or domestic.

(b)   Buyer did not learn of the investment in the Shares as a result of any public advertising or general solicitation, and is not aware of any public advertisement or general solicitation in respect of the Company or its securities.

(c)   Buyer is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto.

(d)   The execution, delivery and performance by such Buyer of this Agreement is within the such Buyer’s legal right, power and capacity, requires no action by or in respect of or filing with, any governmental body, agency or official and does not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order decree or other instrument to which such Buyers is a party or by which any of his properties is bound.

6.   Conditions to Buyers’ Obligations.  The obligations of the Buyers under this Agreement are subject to the satisfaction or valid waiver by the Buyers of the following conditions.

(a)   The representations and warranties made by the Sellers in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date.

(b)   All authorizations, approvals and permits required to be obtained from or made with any governmental entity in order to consummate the Transaction and all consents from third persons that are required in connection with the Transaction shall have been obtained or made.

(c)   The obligations of Buyers to be performed hereunder shall be subject to the sole director of the current Board of Directors of the Company tendering his resignations as director after appointing Michael Anderson, Nathan W. Hanks and V. Kelly Randall as directors of the Company, such actions of the Company to be effective after 10 days following the filing of an Information Statement on Form 14F-1 relating to the appointment of directors to the Board of Directors of the Company in connection with the consummation of the Transaction (the “14F-1”).

(d)   As of the Closing, the Company shall have no assets or liabilities, it being agreed that (i) all liabilities of the Company as shown in the SEC Reports or otherwise shall have been paid in full as of the Closing, as evidenced by written documentation reasonably satisfactory to the Buyers and (ii) any assets of the Company other than cash shall, as of the Closing, been transferred or assigned by the Company, as evidenced by written documentation reasonably satisfactory to the Buyers.  Buyers shall have been furnished with a certificate dated the Closing Date and signed by El-Moussa as an executive officers of the Company, certifying satisfaction of all liabilities of the Company as of the Closing Date and that each of the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date, a form of which is attached hereto as Exhibit A.

(e)   Buyers have completed its due diligence investigation of the Shares, the Company and the business and operations of the Company, including legal and accounting matters, and the results of such investigation are satisfactory to Buyers in its sole discretion.

7.   Miscellaneous.

(a)   This Agreement embodies the entire agreement and understanding between the Sellers and Buyers with respect to the subject matter hereof and supersedes all prior or contemporaneous oral or written agreements and understandings relating to the subject matter hereof.   No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

(b)   The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

(c)   The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(d)   The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

(e)   This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of State of New York, without giving effect to the conflict of law principles thereof.  Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal or state court sitting in New York County, New York in the event any dispute between the parties hereto arises out of this Agreement solely in connection with such a suit between the parties, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal or state court sitting in New York County, New York.

(f)   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(g)   The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(h)   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute a single agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i)   The captions appearing in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope and intent of this Agreement or any of the provisions hereof.

(j)   The 14F-1 shall be filed with the SEC and mailed to the stockholders of the Company upon Closing.

(k)   Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, by facsimile transmission or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or faxed or, if mailed, five business days after the date of mailing to the following address or fax number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

if to Sellers, to:

Charles El-Moussa
Three Sugar Creek Center, Suite100
Sugar Land, TX  77478
Fax Number: (713) 366-3345

Six Capital Limited
Mont Fleuri
Mahe, Seychelles
Fax Number: +(852) 2543-5555

if to Buyers, to:

c/o RealSource Acquisitions Group, LLC
2089 Fort Union Blvd.
Salt Lake City, UT  84121
Fax Number: (801) 563-3937
Attention: Nathan W. Hanks

with a copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP
150 E. 42nd Street
New York, NY 10017
Attention:  Barry I. Grossman, Esq.
Fax Number: (212) 370-7889

(l)   All of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date, for a period of one year from the Closing Date, except for those related to taxes, which shall survive as long as the applicable statute of limitations.

(m)   Sellers will, jointly and severally, indemnify and hold Buyers harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that Buyers may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by Sellers in this Agreement or (ii) any action instituted against Buyers by any stockholder of the Company with respect to the Transaction (unless such action is based upon a breach of Buyers’ representations, warranties or covenants under this Agreement or any agreements or understandings Buyers may have with any such stockholder or any violations by Buyers of state or federal securities laws or any conduct by Buyers which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(n)   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in federal or state court sitting in New York County, New York, this being in addition to any other remedy to which they are entitled at law or in equity.

(o)   Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes the Agreement impossible to perform in which case this Agreement shall terminate.  Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under this Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the date and year first above written..

SELLERS:

/s/ Charles El-Moussa
Charles El-Moussa

SIX CAPITAL LIMITED

By: /s/ Eliza Wu
Name: Eliza Wu
Title: Director

BUYERS:

The Buyers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Sellers shall be deemed to have executed this Agreement and agreed to the terms hereof.

ANNEX A

Securities Purchase Agreement
Buyer Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of May 24, 2013 (the “Agreement”), by and among Charles El-Moussa, Six Capital Limited and the other parties signatory thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the shares of common stock of Upstream Biosciences, Inc. appearing below and as set forth in the Agreement, hereby agrees to purchase such shares of common stock as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of May 24, 2013.

Name and Address, Fax No. and Social Security No./EIN of Buyer:

REAL SOURCE ACQUISITIONS GROUP, LLC
_______________________________________________
2089 E FORT UNION BLVD
_______________________________________________
SALT LAKE CITY, UTAH 84121
_______________________________________________

Fax No.: 801-563-3939_______________________________

Soc. Sec. No./EIN: 46-2843743______________________

If a partnership, corporation, trust or other business entity:
By: /s/ V. Kelly Randall
Name: V. Kelly Randall
Title: Manager
If an individual: _____________________________________
Signature
Portion of Purchase Price: $148,750____________
Number of Shares Purchased: 9,161,369________

Buyer Signature Page

ANNEX A

Securities Purchase Agreement
Buyer Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement, dated as of May 24, 2013 (the “Agreement”), by and among Charles El-Moussa, Six Capital Limited and the other parties signatory thereto, in or substantially in the form furnished to the undersigned and (ii) purchase the shares of common stock of Upstream Biosciences, Inc. appearing below and as set forth in the Agreement, hereby agrees to purchase such shares of common stock as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of May 24, 2013.

Name and Address, Fax No. and Social Security No./EIN of Buyer:

CHESTERFIELD FARING, LTD
________________________________________________
415 MADISON AVENUE
________________________________________________
NEW YORK, NY 10017
________________________________________________

Fax No.: 212-207-8111____________________________

Soc. Sec. No./EIN: 36-4748384_____________________

If a partnership, corporation, trust or other business entity:
By: /s/ Lawrence Selevan
Name: Lawrence Selevan
Title: Chief Executive Officer
If an individual:
Signature
Portion of Purchase Price: $26,250____________
Number of Shares Purchased: 1,616,712________

SCHEDULE A

Schedule of Sellers and Buyers

Sellers

Name	Number of Shares Held	Proceeds to be Received
Charles El-Moussa	1,000,000	$16,237
Six Capital Limited	9,778,081	$158,763
Total	10,778,081	$175,000

Buyers

Name	Number of Shares to be Purchased	Portion of Aggregate Purchase Price
RealSource Acquisitions Group, LLC	9,161,369	$148,750
Chesterfield Faring Ltd.	1,616,712	$26,250
Total	10,778,081	$175,000

EXHIBIT A

Officer’s Certificate

The undersigned, Chief Executive Officer of Upstraem Biosciences Inc., a Nevada corporation (the “Company”), pursuant to Section 6(d) of the Securities Purchase Agreement, dated as of May [●], 2013 (the “SPA”), by and among Charles El-Moussa, Six Capital Limited and the Buyers signatory thereto (the “Buyers”), acknowledges and certifies to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the SPA):

1. The Company’s existing liabilities as of the Closing Date are $0, including, without limitation, all of the Company’s accounts payable and any outstanding legal fees incurred prior to the Closing date; and

2. That each of the representations and warranties of the Company contained in the SPA are true and correct on and as of the Closing date.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this [●] day of May, 2013.

Charles El-Moussa
Chief Executive Officer
Upstraem Biosciences Inc.